UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 24, 2009

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 24, 2009, Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), completed the asset sale of Cardium’s InnerCool Therapies business to Royal Philips Electronics (“Philips”). The purchase price of $11,250,000 paid at closing is subject to a working capital adjustment and certain other adjustments. In connection with the transaction, Philips assumed approximately $1,500,000 in InnerCool trade payables. At closing, ten percent of the purchase price was placed into escrow as security for certain obligations of Cardium under the related asset purchase agreement, half of which escrow amount is scheduled to be released one year following closing and the remaining half is scheduled to be released eighteen months after closing.

ITEM 8.01 OTHER EVENTS.

On July 24, 2009, Cardium, issued a press release announcing that it has completed the asset sale of Cardium’s InnerCool Therapies business to Royal Philips Electronics. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On July 27, 2009, Cardium, issued a press release announcing that it received a letter from NYSE Amex LLC (“NYSE Amex”) that Cardium had resolved the continued listing deficiencies referenced in NYSE Amex’s letters dated December 23, 2008 and April 9, 2009. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

On July 28, 2009, Cardium and its subsidiary, Tissue Repair Company, issued a press release providing an update on the completion of their MATRIX Phase 2b clinical study and announced plans to provide detailed safety and efficacy data for their Excellarate product candidate around the end of September 2009. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b)(1) Pro Forma Financial Information

Cardium will file the pro forma financial information relating to the sale of substantially all of the assets of its InnerCool Therapies business by amendment to this Current Report on Form 8-K no later than August 25, 2009.

(d) Exhibits.

99.1	Press Release of Cardium issued on July 24, 2009.

99.2	Press Release of Cardium issued on July 27, 2009.

99.3	Press Release of Cardium issued on July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: July 29, 2009	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer